Exhibit 10.1

CONTRACT SERVICES AGREEMENT

THIS AGREEMENT is made effective as of October 15, 2010, by and among ALTICOR CORPORATE ENTERPRISES INC., a Delaware corporation with offices at 7575 Fulton Street East, Ada, Michigan 49355 and AMWAY INTERNATIONAL INC., a Delaware corporation, with offices located at 7575 Fulton Street East, Ada, Michigan 49355 (collectively, “Alticor”), and INTERLEUKIN GENETICS, INC., a Delaware corporation with offices located at 135 Beaver Street, Waltham, Massachusetts 02452 (“Contractor”).

WHEREAS, Alticor wishes to retain Contractor on a limited basis to render services in accordance with Schedule A, PROJECT SPECIFICATIONS, and

WHEREAS, Contractor represents that it has sufficient training, expertise and time to provide such services, and is willing to provide such services as an independent contractor in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           Services.  Alticor hereby retains Contractor as an independent contractor to provide the services detailed in Schedule A, attached hereto.  Additional Schedules A may be executed from time to time by the parties hereto during the term of this Agreement.  Any such Schedule A shall be a part of the Agreement and is hereby incorporated by reference.  This Agreement shall apply to any and all services provided to Alticor by Contractor and paid for by Alticor.  Contractor hereby warrants and represents that any employee, agent or subcontractor that Contractor assigns to Alticor is authorized to work in the United States, and that Contractor has complied with the Immigration Reform and Control Act of 1986 (IRCA).  Contractor further warrants and represents that Contractor has completed, in accordance with applicable law, the I-9 Employment Eligibility Verification form for each individual assigned to Alticor.  A copy of such I-9 Employment Eligibility Verification shall be made available to Alticor upon Alticor’s request.

2.           Term and Compensation.  This Agreement shall commence on the date above written and shall remain in effect for a period of one (1) year or for the time stated on an applicable Schedule A, whichever is later.  This Agreement may be renewed for successive one (1) year periods upon mutual written agreement of the parties hereto.  Execution of a new Schedule A after the expiration of a current one (1) year term of this Agreement may serve as notice of mutual agreement of the parties to renew this Agreement, however, amendments to any existing Schedule A shall not serve to renew the Agreement unless otherwise specified by the parties, in writing, in the amended Schedule A.  As compensation for Contractor’s services and consultation, Alticor shall pay Contractor as set forth on Schedule A.

3.           Independent Contractor.  The relationship between Contractor and Alticor under this Agreement is to be that of an independent contractor.  The personnel provided by Contractor shall be under the control of Contractor. Contractor shall be responsible for making Social Security payments on behalf of its employees and Alticor shall not be responsible for withholding any federal, state, city or other local income taxes or procurement of unemployment compensation or workers’ compensation insurance for services performed under this Agreement.  This Agreement shall not confer on Contractor, its employees, agents or subcontractors, any right to company service credit, employee benefits or fringe benefits, which are provided to Alticor employees.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If Contractor engages a subcontractor to provide services hereunder, Contractor’s agreement with such subcontractor shall include a provision that such subcontractor shall be responsible for making its own Social Security payments and shall account for compensation on its income tax returns.  Contractor shall be responsible for the acts, errors and omissions of its subcontractors.

4.           Confidentiality.  Contractor is aware of Alticor’s need to maintain the confidentiality of its business.  Contractor is also aware that certain records maintained by Alticor contain individually identifiable confidential information subject to confidentiality obligations imposed by state and federal laws or which individuals expect Alticor to maintain on a confidential basis.  Examples of such information includes but is not limited to health information, social security numbers, credit card and other financial account numbers, drivers licenses, and personnel records.  Therefore, Contractor agrees to take the utmost precautions to ensure that the confidentiality of Alticor’s records, papers, effects, and accounting matters are preserved, agrees not to divulge or discuss with any [***] or third parties Alticor’s confidential matters relating to the Alticor business or the confidential records it maintains, or to access, use or disclose individually identifiable confidential information except as expressly permitted by Alticor.  Upon termination of this Agreement, Contractor shall return all of Alticor’s records, papers, effects and materials which have been entrusted to Contractor, its employees, agents or subcontractors in connection with Contractor’s performance hereunder.  Additionally, Contractor shall return all notes, memoranda, correspondence, and reports completed, or in process, at the time of termination.

With respect to Alticor's confidential business records, this covenant of confidentiality shall survive any termination of this Agreement for so long as such material or information does not enter the public domain (through no fault of Contractor).  With respect to Alticor's individually identifiable confidential information, this covenant of confidentiality shall survive any termination of this Agreement for so long as Contractor maintains such information.  Contractor is required to execute and shall then cause each employee, agent or subcontractor assigned to perform services for Alticor to sign the AGREEMENT REGARDING CONFIDENTIALITY AND INTELLECTUAL PROPERTY, attached hereto as Schedule B, which shall protect Alticor's confidential records.  If Contractor may have access to individually identifiable confidential information, Contractor will also sign the Confidentiality and Privacy Addendum, attached hereto as Schedule D.

5.           Performance, Travel, Safety, Security and Expenses.  Contractor shall perform the above services at the location which best facilitates successful completion of the project.  If services are performed on Alticor’s premises, Contractor shall be responsible for its safety while on the premises and shall make certain that its employees, agents and subcontractors are familiar with and abide by Alticor’s written safety regulations.  Contractor, when providing services on Alticor’s premises or at premises designated by Alticor for performance, shall comply with and cause each of its employees, agents and subcontractors supplying services to Alticor to comply with the terms of Alticor’s Contractor Expectations form, attached hereto as Schedule C.  If requested by Alticor, all personnel provided by Contractor to Alticor pursuant to Schedule A and providing services at Alticor facilities must successfully undergo hair drug testing at Contractor’s expense.  Proof of successfully passing such test must be provided to Alticor upon request.  Alticor shall pay or reimburse Contractor for all reasonable expenses (including travel and lodging) incurred by in performance of the services required of Contractor under this Agreement. If the performance of services hereunder require that Contractor travel outside the city in which Contractor’s or Alticor’s offices are located and for which Contractor will incur expenses on behalf of Alticor, prior approval for said travel and reasonable expenses are required.  It is understood that Contractor will not be paid mileage for travel within the city in which either Contractor’s or Alticor’s offices are located.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.           Insurance. Contractor shall maintain in effect at all times during the term hereof standard insurance of the types and in the amounts generally typical for the services being provided and acceptable to Alticor, protecting against losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries to any person or damage to property arising out of Contractor’s performance under this Agreement, to the extent such injuries or damage are due to the fault or negligence of Contractor, or its employees, agents or subcontractors.  Alticor and its employees, agents or subcontractors shall not be deemed to be employees, agents or subcontractors of Contractor.  Upon request, Contractor shall furnish to Alticor insurance certificates which confirm Contractor’s insurance coverage and which include Alticor as an additional insured under such insurance policies.

7.           Warranty and Indemnification; Limitation of Liability. Contractor represents and warrants that the services to be performed hereunder shall be solely performed by Contractor, its employees, agents or subcontractors, that Contractor is the originator of such services, that Contractor will not knowingly or negligently conduct any work or create any materials under this Agreement that infringe or violate any rights of another party, and that Contractor can grant all of the rights set forth herein.  Contractor agrees to indemnify, hold harmless and defend Alticor and its employees, agents and subcontractors from all third party claims, liability, damages, loss and expense including fees, costs and reasonable attorneys’ fees, for injuries to persons or property or resulting from (i) violation of any law by Contractor in the conduct of its activities under this Agreement or (ii) any negligence or willful misconduct of Contractor in the course of activities under this Agreement, except when the same shall arise from the sole negligence of Alticor or its employees, agents or subcontractors.   Contractor shall also indemnify and hold harmless Alticor for any payments, fines, penalties and costs paid by Alticor as a result of: (a) Contractor’s, or its employees’, agents’ or subcontractors’ failure to pay Social Security or applicable income taxes; (b) Contractor’s failure to comply with IRCA; (3) Contractor’s failure to comply with the provisions of Section 1 regarding I-9 Employment Eligibility Verification responsibilities; or (4) breach of any warranty or representation made by Contractor in this Agreement.  Alticor shall promptly provide notice to Contractor of any claims for which it will seek indemnification, and Alticor shall have the right to control the defense of the claim, at its own expense.  Unless specifically set forth herein, nothing herein shall modify Contractor’s indemnification obligations to Alticor and its employees, agents, and subcontractors

EXCEPT IN THE CASE OF LIABILITY UNDER THE PARAGRAPH ABOVE OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (I) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY LOSS OF USE, LOSS OF BUSINESS, COST OF PROCUREMENT OF SUBSTITUTE SERVICES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE SERVICES RENDERED HEREUNDER, EVEN IF THE PARTIES ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) CONTRACTOR’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT AND THE RELATED SERVICES RENDERED HEREUNDER, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED ANY FEES ACTUALLY PAID BY ALTICOR TO CONTRACTOR UNDER THIS AGREEMENT DURING THE THIRTY-SIX (36) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THAT THE CAUSE OF ACTION AROSE.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                      8.           Termination.  Should Contractor at any time refuse, fail, or neglect to perform the services required under this Agreement with promptness or diligence, fail to perform in a workmanlike and acceptable manner, fail in the performance of the services or otherwise not meet Alticor’s expectations, or become insolvent, Alticor may terminate the Contractor’s right to proceed with services or such parts of the services as to which such defaults have occurred or may require Contractor to provide the services of another employee, agent or subcontractor of Contractor, at Alticor’s sole discretion.  All rights as set forth in Section 9 below accrued at or before termination shall be vested solely in Alticor, as provided in such Section.

Without limiting the generality of the foregoing, the parties acknowledge that all services to be performed by Contractor hereunder shall be performed by [***], and in the event that [***] becomes unavailable to perform such services, or his performance of services is unsatisfactory to Alticor, in its sole discretion, Alticor may request that Contractor perform such services through another of its employees or, in Alticor’s sole discretion, terminate this Agreement and the Services provided hereunder immediately in accordance with this Section and without further liability to Contractor for any payments except those incurred as of the date of the termination.  Contractor may terminate this Agreement if Alticor defaults in the performance of any of its obligations under this Agreement.  If this Agreement is terminated pursuant to section 8 of this Agreement, Alticor shall be obligated to pay Contractor a pro rata portion of the Compensation set forth on Schedule A for services performed by the Contractor to the reasonable satisfaction of Alticor until the date of termination.

9.         Ownership.  Nothing in this Agreement shall be construed to transfer ownership of, or grant a license under, any intellectual property rights of a party which rights are existing as of the effective date of this Agreement, from one party to the other party.

The parties acknowledge ownership of intellectual property rights in work and documents created by Contractor in the performance of services under this Agreement and any Schedule hereto as follows:

(a) Unless otherwise expressly set forth herein, all intellectual property rights in work and documents created, conceived and/or first reduced to practice by Contractor through Contractor’s employees, agents or subcontractors who perform services pursuant hereto; (i) whether or not created, conceived, or first reduced to practice with the use of Alticor’s time, equipment, materials, supplies, facilities, trade secrets or Confidential Information;. and (ii) whether created, conceived, and/or first reduced to practice by Contractor acting alone or Alticor and Contractor personnel working together, which relate solely to genetic tests currently developed by or produced by Contractor without regard to Alticor’s channel of distribution, direct selling model, [***], or other operations and which result from the services performed by Contractor, Contractor’s employees, agents or subcontractors pursuant hereto (the “Genetic Test Intellectual Property”), shall be owned by Contractor and licensed to Alticor pursuant to Section 10(a) below; provided, however, that any trademarks, the registrations or applications for which are paid for by Alticor shall be owned by Alticor and not licensed to Contractor, whether or not they are Genetic Test Intellectual Property, Combined Intellectual Property (as defined below), or Non-Genetic Test Intellectual Property (as defined below.)  For the avoidance of doubt, all intellectual property rights in work and documents created, conceived and/or first reduced to practice by Contractor or Contractor’s employees, agents, or subcontractors developed prior to, during, or after the term of this Agreement which relate to genetic tests currently developed by or produced by Contractor or to other genetic tests and which do not result from the services performed hereunder shall be owned by Contractor and shall not be licensed to Alticor pursuant to this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Unless otherwise expressly set forth herein, all intellectual property rights in work and documents created, conceived and/or first reduced to practice by Contractor through Contractor’s employees, agents or subcontractors who perform services pursuant hereto (i) whether or not created, conceived, or first reduced to practice with the use of Alticor’s time, equipment, materials, supplies, facilities, trade secrets or Confidential Information; (ii) whether or not otherwise resulting from or suggested by the services to be provided by Contractor hereunder; and (iii) whether created, conceived, and/or first reduced to practice by Contractor acting alone or Alticor and Contractor personnel working together, which relate to genetic tests currently developed by or produced by Contractor as they apply to or are used in Alticor’s channel of distribution, direct selling model, [***], or other operations (the “Combined Intellectual Property”), shall be owned by Alticor and licensed to Contractor pursuant to Section 10(b) below; provided, however, that any trademarks, the registrations or applications for which are paid for by Alticor shall be owned by Alticor and not licensed to Contractor, whether or not they are Genetic Test Intellectual Property, Combined Intellectual Property, or Non-Genetic Test Intellectual Property (as defined below.)

(c) Unless otherwise expressly set forth herein, all intellectual property rights in work and documents created, conceived and/or first reduced to practice by Contractor through Contractor’s employees, agents or subcontractors who perform services pursuant hereto (i) whether or not created, conceived, or first reduced to practice with the use of Alticor’s time, equipment, materials, supplies, facilities, trade secrets or Confidential Information; (ii) whether or not otherwise resulting from or suggested by the services to be provided by Contractor hereunder; and (iii) whether created, conceived, and/or first reduced to practice by Contractor acting alone or Alticor and Contractor personnel working together, which are unrelated to genetic tests (the “Non-Genetic Test Intellectual Property”) shall be owned by Alticor and not licensed to Contractor, including any trademarks, the registrations or applications for which are paid for by Alticor, whether or not they are Genetic Test Intellectual Property, Combined Intellectual Property, or Non-Genetic Test Intellectual Property.

All intellectual property rights in work and documents shall automatically and immediately be deemed to be the property of the party specified in Sections 9(a) through (c) above as of the date authored, made, conceived or first reduced to practice.  Both parties agree to cooperate in seeking any appropriate protection on the intellectual property rights described in Sections 9(a) through (c) above in accordance with this Agreement and shall cause its employees to execute any and all applications, assignments, or other instruments which the requesting party deems necessary to effectuate such protection and assign between the parties such rights as required by this Agreement to be assigned and to apply for and obtain copyright, trademark and patent registrations in the U.S. or any applicable foreign country.

Contractor also agrees that to the extent allowed by law any copyrightable work authored by Contractor or its employees, agents or subcontractors under this Agreement which shall be owned by Alticor pursuant to Sections 9(a) through (c) above shall be considered a “work made for hire” as that term is defined in the Copyright Law of the United States of America and that Alticor is entitled to claim authorship of such material and sole ownership of the copyright.  To the extent any such work is not a “work made for hire,” Contractor further agrees to assign, hereby does assign, and shall cause its employees, agents or subcontractors to assign to Alticor all right, title, and interest in the work and the materials, including all copyrights, domestic and foreign, and to execute any assignments, or other documents, presented to it by Alticor relating to this assignment.  Contractor and its employees, agents and subcontractors shall not exercise any right under copyright or other right of Alticor in such work or materials, without the prior written approval of Alticor.  The assignment of rights contemplated in this Agreement includes all rights to sue for all infringements, including those which may have occurred before this assignment, and to recover past damages.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contractor hereby acknowledges the existence of, and hereby expressly and forever waives, its moral rights arising under U.S. federal law, such as the rights described in 17 U.S.C. § 106(a)(3), and under any state law and under the laws of any other country that conveys rights of the same nature or any other type of moral right or droit moral, and knowingly executes this waiver on the following terms: (a) this waiver applies to all works prepared by Contractor under this Agreement which shall be owned by Alticor pursuant to Sections 9(a) through (c) above  and (b) this waiver applies to any and all uses and applications in which either the attribution right (and rights of a similar nature) or the integrity right (and rights of a similar nature) may be implicated.

Contractor further agrees to promptly secure, on behalf of Alticor, waivers of all such moral rights that may be held by Contractor’s employees, agents or subcontractors as a result of or related to Contractor’s performance of its services under this Agreement.

Unless otherwise set out in any applicable Schedule A, PROJECT SPECIFICATIONS, or other written communication from Alticor to Contractor, Contractor will obtain all consents and releases necessary for the use of any music, including synchronization rights, photo, graphic, or other copyrighted materials, or the name, likeness, portrait or picture of any person in any advertising, promotional, or other materials which it prepares for Alticor, including consents from Alticor’s employees who appear in such materials.  Such consents and releases shall be sufficient to allow Contractor to pass copyright ownership to Alticor as required pursuant to this Section 9, unless otherwise agreed to in writing by the parties.

10.           Licenses.   Subject to all applicable confidentiality obligations:

(a)           Contractor agrees to grant and hereby grants to Alticor a non-exclusive, royalty-free, perpetual license to use all Genetic Test Intellectual Property in any manner whatsoever in its business.  Said license is paid up and without territorial restrictions.

(b)           Alticor agrees to grant and hereby grants to Contractor a royalty-free, non-exclusive, non-transferable, royalty-free, perpetual license to use all Combined Intellectual Property in connection with the sale of genetic tests currently developed by or produced by Contractor.  Said license is paid up and without territorial restrictions.  Contractor has no right to permit or sublicense any third party to use the Combined Intellectual Property, unless with the prior written approval of Alticor.

11.           Disclosure of Ideas to Alticor.  Contractor agrees to disclose promptly to Alticor all intellectual property rights, works of authorship, inventions, improvements and developments when made, conceived, or first reduced to practice in Contractor’s performance of services hereunder related solely to Combined Intellectual Property or Non-Genetic Test Intellectual Property.  Upon termination of this Agreement for any reason, Contractor shall promptly provide to Alticor all written records of such intellectual property rights, works of authorship, inventions, improvements and developments, and make full disclosure thereof to Alticor, whether or not they have been reduced to writing.

12.           Force Majeure.  Neither party shall be liable to the other party for any delay or failure to perform its obligations if such delay or failure arises from any cause beyond the reasonable control of that party.  Under no circumstances shall Contractor be excused of its responsibilities under this Agreement or any Schedule if its delay or failure to perform is a result of a labor dispute or strike.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.           Notice.  All written notices required under this Agreement shall be deemed to have been given on the next day by fax, electronic mail or other electronic means or upon personal delivery, or in ten (10) days upon delivery in the mail, first class, with postage prepaid.  Notices shall be sent to the addressees indicated below unless written notification of change of address shall have been given.

If to Alticor:	If to Contractor:

Amway International Inc.	Interleukin Genetics Inc.
Attention: [***]	Attention: Lewis Bender
With copy to: General Counsel	135 Beaver Street
7575 Fulton Street East	Waltham, Massachusetts 02452
Ada, Michigan 49355

Tel: [***]	Tel: (781) 298-0700
Fax: [***]	Fax: (781) 298-0720
E-mail: [***]	E-mail: lbender@ilgenetics.com

14.           General Terms and Conditions.  This Agreement, and the Schedules attached hereto, incorporate the entire understanding of the parties and supersedes any prior agreements between the parties regarding this subject matter.  No waiver or modification of this Agreement shall be binding unless it is in writing and signed by the parties.  No waiver of a breach shall be deemed to constitute a waiver of any future breach, whether of a similar or dissimilar nature.  This Agreement shall not be assigned by Contractor without Alticor’s written consent.  This Agreement shall be governed and construed in accordance with the laws of the State of Michigan without regard to its conflict of laws provisions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.

ALTICOR CORPORATE ENTERPRISES INC.

By:	/s/ Kim S. Mitchell
Name:	Kim S. Mitchell
Title:	Assistant Secretary
Dated:	April 15, 2011

AMWAY INTERNATIONAL INC.

By:	/s/ Kim S. Mitchell
Name:	Kim S. Mitchell
Title:	Assistant Secretary
Dated:	April 15, 2011

INTERLEUKIN GENETICS, INC.

By:	/s/ Lewis H. Bender
Name:	Lewis H. Bender
Title:	Chief Executive Officer
Dated:	April 15, 2011

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A
PROJECT SPECIFICATIONS

                      This Schedule A is a part of the CONTRACT SERVICES AGREEMENT, dated effective as of October 15, 2010, by and among Alticor Corporate Enterprises Inc., Amway International Inc. (collectively, “Alticor”) and Interleukin Genetics, Inc. (“Contractor”, which Agreement is hereby incorporated by reference.

DESCRIPTION OF SERVICES

                      Contractor hereby agrees to provide to Alticor the following services in connection with the [***]:

[***]

DELIVERABLES

                      Contractor shall provide reports related to the above activities on a periodic basis and as requested by Alticor management.  In addition, Contractor and Alticor shall agree on defined deliverables which may be refined and amended over time (“Deliverables”).  Such Deliverables shall be identified in discussions and communications between Contractor and Alticor and may form part of amendment(s) to this Schedule A from time to time.

                      PERFORMANCE SCHEDULE

                      Contractor shall provide the services and produce the Deliverables identified in this Agreement and Schedule A during the term of this Agreement and on a performance schedule as agreed by Contractor and Alticor.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COMPENSATION AND PAYMENT

           As compensation for services rendered to Alticor by Contractor during the term of this Agreement, Alticor shall pay Contractor (as the case may be) as follows:

A.	One Hundred Forty Three Thousand Thirty Six U.S. Dollars (US$143,036) [***]

[***]

In addition, Alticor shall reimburse expenses in the amounts specified as reimbursable expenses included in invoices for the above fees in accordance with the terms of this Agreement.

B.
The compensation terms set forth herein may be renegotiated at the conclusion of the then current term of the Agreement.  In no event shall any notice of an increase in compensation or a unilateral increase in compensation by Contractor prior to the termination of the then current term of this Agreement be effective.

C.	Invoices: Contractor shall submit its invoices to Amway Accounts Payable at:

1.	[***]

•	Upon the execution of this Schedule, a Purchase Order (PO) will be created and faxed or e-mailed to Contractor.

•	The PO number and line number must be included on each invoice to avoid delays in processing.

The PO number will be set up with multiple lines, with differing account numbers, depending on the service requirement.  It is imperative that the PO number and line number appear on the invoice as instructed when the service request is made.  The PO number and line number will be provided at the time the service is requested.

2.
Each invoice shall (a) [***], (b) include the description of services and hours expended by each Contractor employee, agent or subcontractor performing services; and (c) separately itemize expenses for which reimbursement is sought by date, type of expense and name of individual who incurred the expense.  [***]. This Section shall control all matters related to Contractor invoices and any conflicting or additional terms in a Contractor invoice shall not be binding on Alticor.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TERM

                      The Schedule A shall be effective beginning October 15, 2010, and shall remain in effect until October 14, 2011.  Alticor reserves the right to terminate this Agreement if the tasks and projects for which Contractor has been engaged are completed prior to the effective termination date set forth on this Schedule A.

Acknowledged and Agreed to by:

ALTICOR CORPORATE ENTERPRISES INC.		AMWAY INTERNATIONAL INC.

By:	/s/ Kim S. Mitchell	By:	/s/ Kim S. Mitchell
Name:	Kim S. Mitchell	Name:	Kim S. Mitchell
Title:	Assistant Secretary	Title:	Assistant Secretary
Dated:	April 15, 2011	Dated:	April 15, 2011

INTERLEUKIN GENETICS INC.

By:	/s/ Lewis H. Bender
Name:	Lewis H. Bender
Title:	Chief Executive Officer
Dated:	April 15, 2011

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE B

AGREEMENT REGARDING
CONFIDENTIALITY AND INTELLECTUAL PROPERTY

                      THIS AGREEMENT is made effective as of October 15, 2010 by and among ALTICOR CORPORATE ENTERPRISES INC., a Delaware corporation with offices at 7575 Fulton Street East, Ada, Michigan  49355 and AMWAY INTERNATIONAL INC., a Delaware corporation, with offices located at 7575 Fulton Street East, Ada, Michigan  49355 (collectively, “Alticor”), and INTERLEUKIN GENETICS, INC., a Delaware corporation with offices located at 135 Beaver Street, Waltham, Massachusetts  02452 (“Contractor).

RECITALS

                      Contractor performs various services for, or vends products to, Alticor and in the course of the provision of such services or vending has been, or may be, given access to information (including information conceived, originated or developed by Contractor for Alticor, and information developed by third parties and licensed for use by, or otherwise disclosed to, Alticor), regarding the business, trade practices, planning, policies, products and technology of Alticor, from which Contractor may gain knowledge of Alticor's research, development, manufacturing, purchasing, financing, accounting, engineering, marketing, and selling, which Alticor considers to be confidential information and trade secrets, [***] (“Business  Confidential Information”).  Contractor may also have access to individually identifiable confidential information that is subject to confidentiality obligations imposed by state or federal law or by expectations of confidentiality of those who are the subjects of such information (“Individual Confidential Information”), or to health information that is subject to the Health Information Portability and Accountability Act (“Protected Health Information”).  Business Confidential Information, Individual Confidential Information, and Protected Health Information will be referred to collectively as "Confidential Information."

                      Such Confidential Information has been developed through substantial expenditures by Alticor of time, effort and money or acquired in the course of Alticor’s operations.  The unauthorized use or disclosure of the Confidential Information by Contractor could result in irreparable damage and loss to Alticor.

                      As part of Contractor's services for, or as a vendor to, Alticor, Contractor may be permitted to access or receive information contained in one or more of Alticor's computer systems, requiring Contractor to be issued an Alticor computer identification and access password, along with other information pertaining to Alticor computer access techniques, such as dial-in telephone numbers and procedures.

AGREEMENT

Alticor and Contractor (Contractor as defined in this Schedule means Contractor, its employees, agents or subcontractors) agree as follows:

1.           To prevent unauthorized access to Alticor’s computer-based information, Contractor hereby agrees to comply with the following Password Security Policy while using Alticor computer systems in performance hereunder:

           NO USER SHALL EVER REVEAL HIS OR HER PASSWORD TO ANY PERSON, EVEN IF THAT PERSON IS AN EMPLOYEE OF ALTICOR.  OTHER ALTICOR INFORMATION, INCLUDING BUT NOT LIMITED TO DIAL-IN PHONE NUMBERS AND PROCEDURES, FOR ALTICOR COMPUTERS SHALL BE SHARED ONLY WITH EMPLOYEES WHO HAVE A GENUINE NEED TO KNOW.  VIOLATION OF THIS POLICY BY ANY NON-ALTICOR EMPLOYEE MAY BE CAUSE FOR TERMINATION OF THE CONTRACT SERVICES AGREEMENT AND/OR MAY SUBJECT SUCH INDIVIDUAL OR THE COMPANY HE OR SHE REPRESENTS, OR BOTH, TO LEGAL ACTION.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.           Contractor shall cause each of its employees, agents or subcontractors assigned to provide services to Alticor to sign this Agreement.  Contractor may only share Individual Confidential Information and Protected Health Information with agents or subcontractors as permitted under Schedules D and E to the Contract Services Agreement.

3.           Contractor shall keep and hold in confidence all Confidential Information, including without limitation, all records and documents of which he or she may have knowledge, and all data obtained by Contractor from Alticor's computer system, and unless required by his or her services for Alticor, Contractor will not remove from Alticor's premises any record, information or other document or data relating to any business of Alticor, or make any unauthorized copy thereof or disclose such Confidential Information to any third party.  All Confidential Information is recognized as property of Alticor, and is not to be used for Contractor's own or another's benefit or communicated to any unauthorized person, at any time, without the written consent of Alticor.  Upon expiration or termination of the Contract Services Agreement to which this is a Schedule, Contractor will return to Alticor all Confidential Information in its possession and will not retain any copies thereof.

4.           Contractor shall make no copies of or alter any software located in or installed on Alticor's computer system, unless Contractor is a vendor of the particular software being copied or altered and is maintaining, enhancing, or upgrading such software at Alticor's request.  In no event will Contractor program any software purchased by Alticor in such a way that Contractor can affect or stop the operation of such software, regardless of reason.

5.           If this Agreement is being executed by an employee, agent or subcontractor of Contractor, the undersigned: (a) acknowledges the intellectual property rights placed in Alticor under Section 9, Ownership, of the Contract Services Agreement to which this is a Schedule, (b) acknowledges that the undersigned has been provided a copy of the Contract Services Agreement and (c) agrees to the vesting of such ownership in Alticor and other rights to Alticor attendant thereto.

6.           If Contractor is required to access information contained in Alticor's computer system, Alticor will issue to each of Contractor’s employees, agents or subcontractors who need such access on behalf of Contractor, a computer identification and access password, and information on the appropriate techniques to gain access to Alticor's computer system.  From time to time, Alticor may, but is not required to, furnish to Contractor a list of Contractor's personnel who are permitted access to information in Alticor's computer system pertaining to Contractor's business with Alticor.  Contractor will not permit access to such information by any of its personnel except those so listed.

7.           This Agreement (Schedule B) and the Contract Services Agreement shall inure to the benefit of Alticor, its successors and assigns, and shall remain a continuous obligation of Contractor even after termination as provided by the Contract Services Agreement.  The terms of this Agreement (Schedule B) are in addition to and not a modification or a limitation of the Contract Services Agreement. The terms of this Agreement (Schedule B) are specifically enforceable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.           Contractor has read and understands the password security policy, as well as all of the terms and conditions set forth in this Agreement (Schedule B), and agrees to comply with them and to limit its access to Alticor's computer system to business usage only.

9.           This Agreement (Schedule B) may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been entered into by the parties as signified by the respective signatures of the duly authorized individuals below.

ALTICOR CORPORATE ENTERPRISES INC.		AMWAY INTERNATIONAL INC.

By:	/s/ Kim S. Mitchell	By:	/s/ Kim S. Mitchell
Name:	Kim S. Mitchell	Name:	Kim S. Mitchell
Title:	Assistant Secretary	Title:	Assistant Secretary
Dated:	April 15, 2011	Dated:	April 15, 2011

INTERLEUKIN GENETICS INC.

By:	/s/ Lewis H. Bender
Name:	Lewis H. Bender
Title:	Chief Executive Officer
Dated:	April 15, 2011

           ADDENDUM:  I have read and understand the terms of this Agreement and agree to comply with them.

Signature:	[***]	Witness:	/s/ Stacy Riemsma
	Contractor’s employee, agent or subcontractor		Stacy Riemsma

Dated: April 15, 2011

Printed or Typed Name:  [***]
Dated:  April 15, 2011

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE C
Responsibilities of Contractors, Consultants and Vendors Providing Services to Alticor

Alticor has established corporate policies that provide for a safe work environment, protect individual rights and well being, protect company property and fulfill legal responsibilities.

As a provider of contract, consulting and/or other vendor services to Alticor, Contractor and its employees, agents and subcontractors are expected by Alticor to understand and comply with the policies stated below.  Questions should be addressed with the appropriate Alticor contact person immediately.

[***]

ALTICOR CORPORATE ENTERPRISES INC.		AMWAY INTERNATIONAL INC.

By:	/s/ Kim S. Mitchell	By:	/s/ Kim S. Mitchell
Name:	Kim S. Mitchell	Name:	Kim S. Mitchell
Title:	Assistant Secretary	Title:	Assistant Secretary
Dated:	April 15, 2011	Dated:	April 15, 2011

INTERLEUKIN GENETICS INC.

By:	/s/ Lewis H. Bender
Name:	Lewis H. Bender
Title:	Chief Executive Officer
Dated:	April 15, 2011

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE D
CONFIDENTIALITY AND PRIVACY ADDENDUM

This Confidentiality and Privacy Addendum (“Addendum”) is entered into effective as of October 15, 2010 by and among ALTICOR CORPORATE ENTERPRISES INC., a Delaware corporation with offices at 7575 Fulton Street East, Ada, Michigan  49355 and AMWAY INTERNATIONAL INC., a Delaware corporation, with offices located at 7575 Fulton Street East, Ada, Michigan  49355 (collectively, “Alticor”), and INTERLEUKIN GENETICS, INC., a Delaware corporation with offices located at 135 Beaver Street, Waltham, Massachusetts  02452 (“Contractor), and amends the Contract Services Agreement (the “Agreement”) previously entered into between Alticor and Contractor.

           In consideration for Contractor’s access to and/or use of Individually Identifiable Confidential Information (“IICI”), Contractor and Alticor agree as follows:

1. Definitions of Individually Identifiable Confidential Information (“IICI”).  As used in this Addendum, IICI is information collected and/or maintained by Alticor that identifies or describes, or may be used to identify an individual, including, but not limited to, names, date and location of birth, gender, account information, credit card numbers, driver’s license information, salary history, personal check information, tax or financial information, medical information, employment information, information governed by Federal and State privacy laws and regulations, information that individuals reasonably expect to be kept confidential, and any other individually identifiable information deemed confidential by Alticor.

2. Obligations and Activities of Contractor.

2.1.            Contractor and its directors, officers, employees, contractors and agents shall not use or further disclose IICI other than as permitted or required by this Addendum, as authorized in writing by an authorized representative of Alticor or as required by law.

2.2.            Contractor shall use appropriate safeguards to prevent unauthorized use or disclosure of the IICI and shall report to Alticor any unauthorized use or disclosure of IICI.

2.3.            To the extent that Contractor creates, receives, maintains or transmits electronic IICI, Contractor hereby represents and warrants that it will:

2.3.1.  Implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic IICI that Contractor creates, receives, maintains or transmits on behalf of Alticor;

2.3.2. Ensure that any agent, including a subcontractor, to whom Contractor provides electronic IICI implements reasonable and appropriate safeguards to protect the IICI; and

2.3.3. Report to Alticor any security incident involving IICI of which Contractor becomes aware.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.            Contractor shall mitigate, to the extent practicable, any harm arising out of any unauthorized use or disclosure of IICI.  In the event of an unauthorized disclosure or a security incident, if Alticor reasonably concludes that individuals must be provided notification of such event, Contractor will provide such notification at its own expense in a form and manner acceptable to Alticor.

2.5.            Contractor shall ensure that any agent, including a subcontractor, who may have access to IICI agrees in writing to the same restrictions and conditions that apply to Contractor with respect to such information.

2.6.            At the request of Alticor, Contractor shall make available to Alticor its internal practices, books, and records relating to the use and disclosure of IICI received from Alticor, or created or received on behalf of Alticor, in a time and manner designated by Alticor.

2.7.            In the event Contractor receives a subpoena, court or administrative order or other discovery request or mandate for release of IICI, Alticor shall have the right to control Contractor's response to such request.  Contractor shall notify Alticor of the request as soon as reasonably practicable, but in any event within two (2) business days of receipt of such request.

3. Restrictions on Use; Non Disclosure.  Except as otherwise expressly permitted in writing by an authorized representative of Alticor, Contractor shall not access or use IICI unless necessary to perform functions, activities, or services for, or on behalf of, Alticor except as necessary to perform the services set forth in Schedule A of the Contract Services Agreement.   Contractor will not disclose, reveal or otherwise provide access to IICI to any person or entity other than its employees without express written permission by an authorized representative of Alticor.

4. Term and Termination.

4.1.            Term.  This Addendum shall be effective as of the date it is executed, and shall terminate when all of the IICI provided by Alticor to Contractor, or created or received by Contractor on behalf of Alticor, is destroyed or returned to Alticor, or, if it is infeasible to return or destroy IICI, protections are extended to such information, in accordance with the termination provisions in this Section.

4.2.            Termination for Breach.  Upon Alticor’s knowledge of a material breach of the terms of this Addendum by Contractor, Alticor shall either:

4.2.1. Provide an opportunity for Contractor to cure the breach or end the violation and terminate the Agreement and this Addendum if Contractor does not cure the breach or end the violation within the time specified by Alticor;

4.2.2. Immediately terminate the Agreement and this Addendum if Contractor has breached a material term of this Addendum and cure is not possible; or

4.2.3. If neither termination nor cure is feasible, report the violation to the appropriate government agency.

4.3.            Other Conditions Allowing for Immediate Termination.  Notwithstanding anything to the contrary in the Agreement or this Addendum, Alticor may terminate the Agreement and this Addendum immediately upon written notice to Contractor, without any term of notice and/or judicial intervention being required, and without liability for such termination, in the event that:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3.1. Contractor receives (i) a Criminal Conviction, (ii) is excluded, barred or otherwise ineligible to participate in any government health care program, (iii) is named as a defendant in a criminal proceeding for a violation of any information privacy and protection law; or (iv) is found to have or stipulates that it has violated any privacy, security or confidentiality protection requirements under any applicable information privacy and protection law in any administrative or civil proceeding in which Contractor has been joined.;

4.3.2. A trustee or receiver is appointed for any or all property of Contractor;

4.3.3. Contractor becomes insolvent or unable to pay debts as they mature, or ceases to so pay, or makes an assignment for benefit of creditors;

4.3.4. Bankruptcy or insolvency proceedings under bankruptcy or insolvency code or similar law, whether voluntary or involuntary, are properly commenced by or against Contractor;

4.3.5. Contractor is dissolved or liquidated.

4.4.            Effect of Termination.

4.4.1. Except as provided in Section 4.4.2 of this section, upon termination of the Agreement or this Addendum, for any reason, Contractor shall return or destroy all IICI received from Confidential, or created or received by Contractor on behalf of Alticor.  This provision shall apply to Confidential Health Information that is in the possession of subcontractors or agents of Contractor.  Contractor shall retain no copies of the IICI.

4.4.2. In the event that return or destruction of the IICI is not feasible, Contractor shall extend the protections of this Addendum to the IICI and limit further uses and disclosures to those purposes that make the return or destruction infeasible, for so long as Contractor maintains such IICI.

5. Miscellaneous.

5.1.            Amendment.  No provision of this Addendum may be modified except by a written document signed by a duly authorized representative of the parties.  The parties agree to amend either the Agreement or this Addendum, as appropriate, to conform with any new or revised legislation, rules and regulations to which Alticor is subject now or in the future.  If within ninety (90) days of either party first providing written notice to the other of the need to amend the Agreement or Addendum , the parties, acting in good faith, are i) unable to mutually agree upon and make amendments or alterations to the Agreement or Addendum to meet the requirements in question, or ii) alternatively, the parties determine in good faith that amendments or alterations to the requirements are not feasible, then either party may terminate the Agreement upon thirty (30) days written notice.

5.2.            Assignment.  No party may assign or transfer any or all of its rights and/or obligations under this Addendum or any part of it, nor any benefit or interest in or under it, to any third party without the prior written consent of the other party, which shall not be reasonably withheld.

5.3.            Survival.  The respective rights and obligations of Contractor under Section 4.4 of this Addendum shall survive the termination of this Addendum.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4.            Interpretation. If there is an inconsistency between the language in the Agreement and this Addendum, the language in this Addendum shall control.

5.5.            Breach of Contract.  In addition to any other rights Alticor may have in the Agreement, this Addendum, or by operation of law or in equity, Alticor may i) terminate the Agreement if Alticor determines that Contractor has violated a material term of this Addendum, and ii) at its option, cure or end any such violation.  Alticor's cure of a breach of this Addendum shall not be construed as a waiver of any other rights Alticor has in the Agreement, this Addendum or by operation of law or in equity.

5.6.            Indemnification.  Contractor shall indemnify Alticor for any and all claims, inquiries, costs or damages, including but not limited to any monetary penalties, that Alticor incurs arising from a violation by Contractor of its obligations hereunder.

5.7.            Third Party Rights.  The terms of this Addendum are not intended, nor should they be construed, to grant any rights to any parties other than Contractor and Alticor.

5.8.            Electronic Data Security.  To the extent that Contractor creates, receives, maintains or transmits electronic IICI, Contractor hereby represents and warrants that it will:

5.8.1.  Implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic IICI that Contractor creates, receives, maintains or transmits on behalf of Alticor;

5.8.2. Ensure that any agent, including a subcontractor, to whom Contractor provides electronic IICI implements reasonable and appropriate safeguards to protect the IICI; and

5.8.3. Report to Alticor any security incident involving IICI of which Contractor becomes aware.

5.9.            Minimum Necessary.  Contractor hereby represents and warrants that, for all IICI that Contractor accesses or requests from Alticor for the purposes of providing services under the Agreement, it shall access or request only that amount of information that is minimally necessary to perform such services.  In addition, for all uses and disclosures of IICI by Contractor, Contractor represents and warrants that it shall institute and implement policies and practices to limit such uses and disclosures to that which is minimally necessary to perform its services under the Agreement.

5.10.           Injunctive Relief.  Contractor acknowledges and stipulates that its unauthorized use or disclosure of IICI while performing services pursuant to the Agreement or this Addendum would cause irreparable harm to Alticor, and in such event, Alticor shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages and injunctive relief, together with the right to recover from Contractor costs, including reasonable attorneys' fees, for any such breach of the terms and conditions of the Agreement or this Addendum.

5.11.          Notice.  All notices required under this Addendum shall be in writing and shall be deemed to have been given on the next day by fax or other electronic means or upon personal delivery, or in ten (10) days upon delivery in the mail, first class, with postage prepaid.  Notices shall be sent to the addressees indicated below unless written notification of change of address shall have been given.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.12           Owner of IICI.  Under no circumstances shall Contractor be deemed in any respect to be the owner of any IICI used or disclosed by or to Contractor pursuant to the terms of the Agreement or this Addendum.

5.13           Notice.  All notices required under this Addendum shall be in writing and shall be deemed to have been given on the next day by fax, electronic mail, or other electronic means or upon personal delivery, or in ten (10) days upon delivery in the mail, first class, with postage prepaid.  Notices shall be sent to the addressees indicated below unless written notification of change of address shall have been given.

If to Alticor:	If to Contractor:

Amway International Inc.	Interleukin Genetics Inc.
Attention: [***]	Attention: Lewis Bender
With copy to: General Counsel	135 Beaver Street
7575 Fulton Street East	Waltham, Massachusetts 02452
Ada, Michigan 49355

Tel: [***]	Tel: (781) 298-0700
Fax: [***]	Fax: (781) 298-0720
E-mail: [***]	E-mail: lbender@ilgenetics.com

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Addendum effective as of the day and year first written above.

ALTICOR CORPORATE ENTERPRISES INC.		AMWAY INTERNATIONAL INC.

By:	/s/ Kim S. Mitchell	By:	/s/ Kim S. Mitchell
Name:	Kim S. Mitchell	Name:	Kim S. Mitchell
Title:	Assistant Secretary	Title:	Assistant Secretary
Dated:	April 15, 2011	Dated:	April 15, 2011

INTERLEUKIN GENETICS INC.

By:	/s/ Lewis H. Bender
Name:	Lewis H. Bender
Title:	Chief Executive Officer
Dated:	April 15, 2011

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.